                                                                  EXHIBIT 10.1

                        FIRST AMENDMENT TO DEED OF LEASE


     THIS FIRST AMENDMENT TO DEED OF LEASE ("Amendment") is entered into as of this 26th day of September, 2000 by and between EAST BOWLES, L.L.C., a Virginia limited liability company ("Lessor") and eTOYS DISTRIBUTION, L.L.C., a Delaware limited liability company ("Lessee").

                                 R E C I T A L S

     A. Lessor and eToys Inc., Lessee's predecessor-in-interest, entered into that certain Deed of Lease dated as of May 10, 1999 ("Lease") whereby Lessor leased to Lessee and Lessee leased from Lessor that certain parcel of real property ("Premises") together with improvements and a building containing a total of 438,500 square feet of floor area ("Building"), all as more particularly described in the Lease.

     B. Lessor and Lessee desire to amend the Lease so as to more particularly describe each party's respective obligations as a result of certain circumstances resulting from the sale of an immediately contiguous parcel to Lessee, or its designee.

     NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

     1. CAPITALIZED TERMS. All capitalized terms used herein shall have the same meaning as is given such terms in the Lease unless expressly superseded by the terms of this Amendment.

     2. TOY LANE. Prior to the date hereof, Lessee requested that Lessor agree to the State of Virginia's abandonment of a portion of that certain roadway known as State Route 1123 ("Toy Lane") which serves (i) the Premises, (ii) a contiguous tract containing 163.018 acres as shown on that certain Plat of Survey prepared for Lessee dated June 14, 2000 and last revised September 18, 2000 and prepared by Dewberry and Davis, Inc. attached hereto as EXHIBIT "A" and referenced as a 163.018 acre tract which Lessee, or its designee, intends to purchase concurrently with the execution hereof ("Purchased Property"), (iii) Tract 2 as shown on EXHIBIT "A" attached hereto containing 11.287 acres which is owned by Lessor and (iv) Tract 3 containing 27.601 acres which is also owned by Lessor (Tracts 2 and 3 are sometimes hereinafter referred to as the "Bowles' Residual Tracts"). The portion of Toy Lane which has been or will be abandoned is that portion located west of a point approximately 370 feet west of the intersection between US Route 29 and Toy Lane, said point being at the northeastern corner of the single-shaded area shown on the attached EXHIBIT "B." Lessor agreed to such abandonment and executed a letter to Pittsylvania County indicating its consent thereto. In consideration for Lessor's consent to the abandonment of that portion of Toy Lane, Lessee agrees that it is willing to rededicate said portion of Toy Lane immediately upon the expiration or earlier termination of the Lease and to the other terms set forth herein. Accordingly, Lessor and Lessee agree to take all steps reasonably necessary to rededicate said abandoned portion of Toy Lane to the Virginia Department of Transportation immediately upon the expiration or earlier termination of the Lease, with Lessee bearing any and all expenses associated therewith. Until the rededication of the abandoned area of Toy Lane to the State of Virginia, Lessee agrees to bear any and all responsibility and expenses for the repair, replacement, snow removal and maintenance of the abandoned area of Toy Lane and to comply with State of Virginia requirements for the abandonment of that portion of Toy Lane. Concurrently with the conveyance of the Purchased Property to Lessee, or its designee, Lessor agrees also to convey a non-exclusive easement over the abandoned area of Toy Lane for the benefit of the Purchased Property for ingress to and egress from Toy Lane, which easement shall cease upon the rededication of the abandoned area of Toy Lane at the expiration or earlier termination of the Lease. Lessee shall cause the area of Toy Lane which has or will be abandoned to be added to the Premises, at Lessee's sole cost and expense, and such area shall thereafter be included within the definition of the Premises under the Lease at no additional rent and Lessor agrees to execute whatever documents as are necessary to accomplish same.

     3. TOY LANE IMPROVEMENTS. Lessee has or will widen a portion of Toy Lane and install a new guardhouse in the eastern area of the portion of Toy Lane being abandoned. The widening of Toy Lane and the placement of the new guardhouse will result in an encroachment onto a portion of Tract 3 as shown as the single-shaded area on Exhibit A Detail on EXHIBIT "A." Concurrently with the abandonment of that portion of Toy Lane referenced in Section 2 above, Lessee, at its sole cost and expense, shall cause the entire single-shaded area containing 0.066 acres, more or less, to be added to the Premises and such area shall thereafter be included within the definition of the Premises under the Lease at no additional rent. In addition, Lessor hereby grants to Lessee a temporary easement for access and temporary grading during the construction of the new guardhouse and the widening of Toy Lane at the location on Tract 3 of the single-shaded area shown on EXHIBIT "B," such temporary easement to cease immediately upon the completion of widening of the roadway and the construction of the new guardhouse. At the expiration or earlier termination of the Lease, Lessee agrees to remove the new guardhouse at Lessee's sole cost and expense.

     4. NEW GUARDHOUSES. At the expiration or earlier termination of the Lease, Lessee agrees, at its sole cost and expense, to construct two (2) new guardhouses of equivalent construction materials used in the construction of the guardhouse which existed at the commencement of the Lease, one to limit access to the employee parking areas of the Premises and the other to limit access to the truck areas of the exiting facility on the Premises. The exact location of said new guardhouses on the Premises shall be selected by Lessor, which selection shall not be unreasonably withheld or delayed.

     5. NEW CONSTRUCTION BY LESSEE. In order to provide access to the existing door on the southwest corner of the Building, a new roadway has or shall be constructed by Lessee on the Premises substantially as shown as the double-shaded area on EXHIBIT

"C." Lessee agrees at all times until the expiration or earlier termination of the Lease to repair and maintain the existing guardhouse/pumphouse located on the Premises. Lessee shall also install appropriate curbing to provide separation of the employee parking areas on the Premises from the new roadway area described in this paragraph.

     6. RESTORATION OF FENCING AND GATES. All fencing and/or gates now located on the Premises which are removed or disturbed by Lessee during the term of the Lease, shall be replaced by Lessee at the expiration or earlier termination of the Lease, at the option of Lessor, which exercise shall not be unreasonably delayed, at Lessee's sole cost and expense, in substantially the same locations as existed as of the commencement of the Lease.

     7. LOT LINE ADJUSTMENT. Lessor and Lessee acknowledge that the improvements being constructed on the Purchased Property encroach upon the Premises. Lessor and Lessee agree that the single-shaded area shown on Exhibit D Detail on EXHIBIT "A" containing 0.773 acres, more or less, and the triangular single-shaded area shown on Exhibit B Detail on EXHIBIT "A" containing 0.342 acres, more or less, are to be conveyed to Lessee, or its designee, at the closing of the Purchased Property and shall thereafter be removed from the definition of the Premises.

     8. JOINT USE SANITARY SEWER EASEMENT. To the extent Lessor has not previously established a joint use sanitary sewer easement over the area shown on Exhibit C Detail on EXHIBIT "A," Lessor and Lessee agree that in the event Lessee ever purchases the Premises from Lessor pursuant to the terms of the Lease, the parties shall establish such a joint use sanitary sewer easement area to be located on Tract 3 and the Premises (due to the addition of portions of Tract 3 to the Premises pursuant to Paragraph 3 above).

     9. SEWER AND SPRINKLER IMPROVEMENTS. Lessee shall have the right, at its sole cost and expense (i) to construct a new sanitary sewer connection to the Building to replace the existing sewage holding tank and (ii) to connect the existing fire protection sprinkler system serving the Building with the sprinkler system to serve the new facility being constructed by Lessee on the Purchased Property. At the expiration or earlier termination of the Lease, Lessee shall take such steps and make such modifications as may be reasonably required by Lessor to separate the two sprinkler systems into two (2) independent systems, unless the parties are willing to negotiate appropriate arrangements for the sharing of said combined system and the costs related thereto.

     10. NEW EMPLOYEE PARKING LOT. Lessee shall construct a new 4,865 square yard employee parking lot on the Premises and enlarge the existing parking lot on the Premises as leasehold improvements as shown on the certain Site and Grading Plan (Drawing No. C6), prepared by Stock and Associates. Lessee shall provide that all parking areas are appropriated lighted to at least one (1) foot-candle and that all landscaping be restored after construction of said parking areas, at Lessee's sole cost and expense.

     11. EXTENSION OF TERM. Notwithstanding anything to the contrary contained in the Lease, the initial term of the Lease shall end at 11:59 p.m. on July 31, 2009. Lessor and Lessee agree that this extension of the initial term shall not affect the two (2) additional five-year options to extend the term of the Lease contained in SECTION 4.2 of the Lease; provided, however, the Base Rent for the period commencing August 1, 2004 and continuing through and including July 31, 2009 shall be adjusted as of August 1, 2004 pursuant to SECTION 5.2 of the Lease as if such date was the first day of a renewal or extension term in accordance with SECTION 4.2 of the Lease.

     12. ADDITIONAL SECURITY. In order to ensure Lessee's continuing ability to perform all of its obligations under the Lease and the additional items described herein to be undertaken by Lessee at the expiration or earlier termination of the Lease, Lessee shall within thirty (30) days after the execution and delivery of this Amendment, provide an additional cash security deposit or, at Lessee's option at any time, an irrevocable surety bond in the amount of $300,000.00 from a financial institution reasonably approved by Lessor, guarantying Lessee's faithful and timely performance of all of its continuing obligations to Lessor under the Lease, as amended hereby. In the event that said additional security deposit is in the form of cash, Lessor agrees to hold such cash in sixty-day certificates of deposit (or as otherwise agreed by the parties) issued by a national banking institution in Martinsville, Virginia, under the taxpayer identification number for Lessee. Interest accruing on said certificates shall be reinvested upon renewal thereof, but all interest shall accrue to the benefit of Lessee. The foregoing notwithstanding, all accumulated interest on said certificates shall be paid to Lessee semi-annually (rather than reinvested) as each certificate matures or as otherwise provided herein (e.g., upon the placement of a surety bond or the purchase of the Premises by Lessee).

     13. IMPROVEMENT CRITERIA. All design, construction, engineering, grading, landscaping and other work shall be performed by Lessee in accordance with good engineering practices, in a good and workmanlike manner and in accordance with all codes and regulations. All parking lot paving and roadways or driveways constructed and maintained by Lessee and located on the Premises (including without limitation, Toy Lane) shall be "heavy duty" and of at least 15-year design (8" stone base, 2" binder and 1" asphalt). Lessee shall use commercially reasonable efforts to provide that all roadways constructed by Lessee to be dedicated to the State of Virginia pursuant to this Amendment be designed and constructed to comply in all aspects with State of Virginia specifications to permit the later dedication thereof to the State of Virginia without additional construction expense.

     14. COSTS AND EXPENSES. All costs and expenses, including but not limited to, design, construction, engineering, surveying, re-subdivision, grading, landscaping, materials, government fees and charges and other work related to the construction by Lessee on the Purchased Property and the Premises pursuant to this Amendment shall be borne solely by Lessee, including full reimbursement of all of Lessor's time and expenses incurred in connection with the items covered by this Amendment (Lessor agrees that it incurred $7,500.00 as of the date of May 9, 2000 and shall charge $50.00 per hour thereafter) and its reasonable attorneys' fees (with the exception that the portion of fees attributable solely to the sale of the Leased Property or the sale of the Premises shall not be reimbursable hereunder).

     15. TERMINATION OF LESSEE'S OBLIGATIONS. The obligations of Lessee set forth hereinabove to rededicate the roadway, build new guardhouses, restore fencing/gates, separate the fire protection sprinkler systems and continue to maintain the security deposit/surety bond described in paragraph 12 above shall not be deemed to be binding on Lessee and shall be immediately released by Lessor and of no further force or effect if the Lease is terminated by reason of Lessee's purchase of the Premises pursuant to the Lease.

     16. SELLER CONSULTATION. Lessee agrees to consult Lessor regarding the actual final site/construction plans to be used during the modifications to Toy Lane, modification of the sewer system and fire protection system serving the Premises and the modification/improvements on the Premises contemplated hereby.

     17. NO FURTHER MODIFICATIONS. Except as set forth in this Amendment, all of the terms and provisions of the Lease shall apply and shall remain unmodified and in full force and effect.

     IN WITNESS WHEREOF, this Amendment has been executed as of the day and year first above written.

                                EAST BOWLES, L.L.C.,
                                a Virginia limited liability company




                                By:  /s/ BARRY A. BOWLES
                                   ---------------------------------------------
                                   Its:     Member
                                       -----------------------------------------


                                eTOYS DISTRIBUTION, L.L.C.,
                                a Delaware limited liability company



                                By:  /s/ PETER M. JUZWIAK
                                   ---------------------------------------------
                                    Its:  Assistant Sec. and Assistant Treasurer
                                        ----------------------------------------

                                   EXHIBIT "A"

                                 PLAT OF SURVEY




                                [ATTACHED HERETO]

                                   EXHIBIT "B"

                           TEMPORARY GRADING EASEMENT



                                [ATTACHED HERETO]

                                   EXHIBIT "C"

                              NEW ENTRANCE ROADWAY



                                [ATTACHED HERETO]






                                       -1-